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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-86774 and 333-04757 of Team Rental Group, Inc. on Forms S-8 of our report dated April 12, 1996, appearing in the Annual Report on Form 10-K of Team Rental Group, Inc. for the year ended December 31, 1996.

Deloitte & Touche LLP

Indianapolis, Indiana
March 28, 1997